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                                   Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in the registration statements of Meditrust on Form S-8 (File Nos. 33-25072, 33-49218 and 33-57377) and on Form S-3 (File Nos. 33-40005, 33-40926, 33-42596, 33-43931, 33-45979,
33-48695, 33-50835, 33-55386 and 33-56663) of our reports dated January 16,
1995 on our audits of the consolidated financial statements of Meditrust as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which reports are included in this Current Report on Form 8-K.


Boston, Massachusetts
March 8, 1995                                       /s/ Coopers & Lybrand L.L.P.